Exhibit 99.1

Cabot Corp Reports Second Quarter Adjusted EPS of $0.63 and Diluted EPS of $0.42

Second quarter results in-line with first quarter of fiscal 2013 due to challenging economic environment.

BOSTON--(BUSINESS WIRE)--April 30, 2013--Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal 2013.

Key Highlights

  Demand remained soft, but signs of improvement with higher sequential volumes
  Performance Materials segment delivered strong results
  Asset optimization efforts result in closure of Malaysian carbon black joint venture
  Adjusted EPS target of $5.00 now expected to be delivered in fiscal 2015

(In millions, except per share amounts)	Fiscal 2013		Fiscal 2012
	Second	First	Second	First
	Quarter	6 Months	Quarter	6 Months

Net sales	$842	$1,662	$844	$1,606
Net income attributable to Cabot Corporation	$27	$47	$240	$286

Net earnings per share attributable to Cabot Corporation	$0.42	$0.73	$3.70	$4.41
Less Adjustments:
Net income per share from discontinued operations	$-	$(0.02)	$2.92	$3.08
Certain items per share	$(0.21)	$(0.54)	$(0.18)	$(0.26)
Adjusted EPS	$0.63	$1.29	$0.96	$1.59

Commenting on the results, Cabot President and CEO Patrick Prevost, said, “The global macroeconomic environment remained challenging this quarter. Our second quarter results, which included a Reinforcement Materials plant disruption in Japan, were in-line with our first quarter of fiscal 2013. The plant disruption in Japan led to reduced volumes and impacted the business by $8 million pre-tax. We continue to pursue opportunities to improve our global efficiencies and we have announced the closure of our Malaysian carbon black operation. In light of the uncertain global economic environment, we remain focused on prudent cost and cash management.”

Prevost continued, “We experienced a sequential improvement in demand in many of our businesses and we are pleased that our investments in fumed silica capacity are contributing to stronger results for our Performance Materials segment. We also saw a sequential increase in Specialty Fluids EBIT and the pipeline of new projects is improving. The Company remains focused on its value pricing initiatives and continues to see positive contributions from this effort.”

Financial Detail

For the second quarter of fiscal 2013, net income attributable to Cabot Corporation was $27 million ($0.42 per diluted common share). Net income includes a per share charge of $0.21, principally for restructuring costs. Adjusted EPS for the second quarter of fiscal 2013 was $0.63 per share.

Segment Results

Reinforcement Materials -- Second quarter fiscal 2013 EBIT in Reinforcement Materials decreased by $31 million compared to the same quarter of fiscal 2012 due to 9% lower volumes, a plant disruption in Japan and a more competitive environment in China and Europe. Sequentially, EBIT decreased $9 million primarily due to the plant disruption in Japan, which unfavorably affected the quarter by $8 million. Excluding the impact from the Japan plant disruption, sequential volumes increased 1%. The second quarter also included the unfavorable seasonal impact of Chinese New Year.

Global and regional volume changes for Reinforcement Materials for the second quarter of fiscal 2013 as compared to the same quarter of the prior year and the first quarter of fiscal 2013 are included in the table below:

	Second Quarter Year over Year Change	Second Quarter Sequential Change
Global	(9%)	(1%)
Japan*	(18%)	(11%)
Southeast Asia	(16%)	(3%)
China	(3%)	(12%)
Europe, Middle East, Africa	(10%)	14%
North America	(9%)	1%
South America	(5%)	8%
*Includes the impact from the plant disruption in the second quarter of fiscal 2013.

Performance Materials -- Second quarter fiscal 2013 EBIT in Performance Materials increased by $2 million compared to the second quarter of fiscal 2012. The increase was driven by 13% higher volumes in Fumed Metal Oxides from new product introductions and the successful commercialization of new capacity. These benefits were partially offset by 1% lower Specialty Carbons and Compounds volumes. Sequentially, Performance Materials EBIT increased by $11 million, principally due to 30% higher volumes in Specialty Carbons and Compounds and 6% higher volumes in Fumed Metal Oxides. These increases were partially offset by higher costs from a reduction in inventory levels.

Advanced Technologies -- For the second quarter of fiscal 2013, EBIT in Advanced Technologies decreased by $8 million compared to the second quarter of fiscal 2012. The EBIT decrease resulted principally from comparatively lower rental activity in Specialty Fluids. Sequentially, Advanced Technologies EBIT increased by $1 million principally due to improved performance in Specialty Fluids, which was partially offset by lower volumes in Inkjet Colorants, Aerogel and Elastomer Composites. Elastomer Composites received a technology milestone payment during the first quarter that did not repeat in the second quarter of fiscal 2013.

Purification Solutions -- On July 31, 2012, we completed the acquisition of Norit N.V. For the second quarter of fiscal 2013, EBIT in Purification Solutions was $3 million.

Stand-alone Purification Solutions financial results, excluding purchase accounting impacts, for the three months ended March 31, 2013, resulted in adjusted EBITDA of $16 million, which is a decrease of $9 million compared to the same quarter of fiscal 2012. The decrease in adjusted EBITDA was due to a 7% decline in volumes driven by lower sales to the gas and air purification end markets and the timing of $3 million in royalty fees that we expect to receive in the third quarter of fiscal 2013. Sequentially, adjusted EBITDA decreased $4 million as compared to the three months ended December 31, 2012. The decrease was driven by 13% lower volumes primarily due to the seasonality of sales to the water purification end market.

Cash Performance -- The Company ended the second quarter of fiscal 2013 with a cash balance of $85 million, a decrease of $6 million from the first quarter of fiscal 2013. The Company spent $64 million on capital expenditures and received an additional $11 million of proceeds from the sale of the Supermetals business.

Taxes -- During the second quarter of fiscal 2013, the Company recorded a net tax provision of $16 million for an effective tax rate of 43%. Excluding the impact of certain items, the operating tax rate on continuing operations for the second quarter of fiscal 2013 was 27%.

Outlook

“We are anticipating a moderate demand recovery during calendar year 2013. We have seen some positive signs in a number of our markets around the globe, with the exception of Europe. We remain well positioned to capture volume growth as global demand returns to more normal levels,” Prevost said, commenting on the outlook for the Company. “In addition, we continue to pursue opportunities to reduce our costs, improve the efficiency of our asset base and build upon our strong positions across our portfolio.”

Prevost continued, “We are now halfway through our three-year plan to achieve our adjusted EPS target of $5.00 in fiscal 2014. Our plan assumed mid-cycle economic conditions and growth in emerging markets. Due to the ongoing weakness in Europe and reduced growth rates in emerging markets, we believe it will take an additional year to meet our objectives and we are targeting $5.00 of adjusted EPS in fiscal 2015. We continue to implement our strategic plan and remain focused on our value pricing strategy, investments in operational excellence and technology, completing our capacity expansion in China, and the introduction of new products.”

Earnings Call

The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on Wednesday, May 1, 2013. The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company, headquartered in Boston, Massachusetts. The company is a leading provider of rubber and specialty carbons, activated carbon, inkjet colorants, cesium formate drilling fluids, fumed silica, aerogel, and elastomer composites. For more information on Cabot, please visit the company’s website at: http://www.cabotcorp.com.

Forward-Looking Statements -- This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including our ability to meet our long-term financial targets, actions that will drive earnings growth, and demand for our products, including when we expect demand to recover and expectations for growth, are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. Forward-looking statements are based on our current expectations, assumptions, estimates and projections about Cabot's businesses and strategies, market trends and conditions, economic conditions and other factors. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed in the forward-looking statement. Important factors that could cause our results to differ materially from those expressed in the forward-looking statements include, but are not limited to changes in raw material costs; lower than expected demand for our products; the loss of one or more of our important customers; our inability to complete capacity expansions as planned; the timing of implementation of environmental regulations; our failure to develop new products or to keep pace with technological developments; patent rights of others; the timely commercialization of products under development (which may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage); demand for our customers' products; competitors' reactions to market conditions; delays in the successful integration of structural changes, including acquisitions or joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries where we do business; and severe weather events that cause business interruptions, including plant and power outages or disruptions in supplier or customer operations. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K.

Explanation of Terms Used and Use of Non-GAAP Financial Measures -- The preceding discussion of our results and the accompanying financial tables report adjusted EPS, operating tax rate and adjusted EBITDA, which are non-GAAP financial measures. Our chief operating decision-maker uses these non-GAAP financial measures to evaluate the performance of the Company in terms of profitability. We believe that these measures also assist our investors in evaluating the changes in our results and the Company's performance.

In calculating adjusted EPS, we exclude from our net income per share from continuing operations certain items of expense and income that management does not consider representative of the Company's ongoing operations. Adjusted EPS should be considered as supplemental to, and not as a replacement for, EPS determined in accordance with GAAP. A reconciliation of adjusted EPS to EPS from continuing operations, the most directly comparable GAAP financial measure, and the certain items that are excluded from our calculation of adjusted EPS, are provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

The term “operating tax rate” is a non-GAAP financial measure and represents the tax rate on our recurring operating results. This rate excludes discrete tax items, which are unusual or infrequent items that are excluded from the estimated annual effective tax rate and other tax items, including the impact of the timing of losses in certain jurisdictions, cumulative rate adjustment and the impact of certain items on both operating income and tax provision. A reconciliation of operating tax rate to effective tax rate , the most directly comparable GAAP financial measure is provided in the table titled "Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate.”

“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization, excluding items that management does not consider representative of the fundamental segment results. A reconciliation of Adjusted EBITDA from segment EBIT for the second quarter of fiscal 2013 is provided on the investor portion of our website at http://investor.cabot-corp.com, under the Non-GAAP Reconciliations section.

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2013	2012	2013	2012

Net sales and other operating revenues	$842	$844	$1,662	$1,606

Cost of sales	698	671	1,371	1,290

Gross profit	144	173	291	316

Selling and administrative expenses	77	66	150	131

Research and technical expenses	18	20	37	37
Income from operations	49	87	104	148

Other income and (expense)

Interest and dividend income	1	1	2	2

Interest expense	(16)	(9)	(32)	(19)

Other income (expense)	2	(3)	3	—

Total other income and (expense)	(13)	(11)	(27)	(17)

Income from continuing operations before income taxes and equity in net earnings of affiliated companies	36	76	77	131

Provision for income taxes	(16)	(23)	(35)	(39)

Equity in net earnings of affiliated companies, net of tax	3	3	6	4

Income from continuing operations	23	56	48	96

Income (loss) from discontinued operations, net of tax (A)	-	189	(1)	200

Net income	23	245	47	296

Net (loss) income attributable to noncontrolling interests, net of tax	(4)	5	-	10

Net income attributable to Cabot Corporation	$27	$240	$47	$286

Diluted earnings per share of common stock attributable to Cabot Corporation

Continuing operations	$0.42	$0.78	$0.75	$1.33

Discontinued operations (A)	-	2.92	(0.02)	3.08

Net income attributable to Cabot Corporation	$0.42	$3.70	$0.73	$4.41

Weighted average common shares outstanding
Diluted	64.4	64.0	64.3	64.1

(A) Amounts relate to the divesture of the Supermetals Business.

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2013	2012	2013	2012

Sales

Reinforcement Materials	$459	$534	$934	$1,023

Performance Materials	243	235	439	440
Specialty Carbons and Compounds	173	173	305	324
Fumed Metal Oxides	70	62	134	116

Advanced Technologies	41	57	79	96
Inkjet Colorants	12	15	28	30
Aerogel	3	5	8	9
Security Materials	2	3	3	5
Elastomer Composites	4	7	12	11
Specialty Fluids	20	27	28	41

Purification Solutions (A)	79	-	172	-

Segment sales	822	826	1,624	1,559

Unallocated and other (B)	20	18	38	47

Net sales and other operating revenues	$842	$844	$1,662	$1,606

Segment Earnings Before Interest and Taxes

Reinforcement Materials	$41	$72	$91	$127

Performance Materials	37	35	63	56

Advanced Technologies	8	16	15	21

Purification Solutions (A)	3	-	10	-

Total Segment Earnings Before Interest and Taxes (C)	89	123	179	204

Unallocated and Other

Interest expense	(16)	(9)	(32)	(19)
Certain items (D)	(20)	(9)	(40)	(14)
Unallocated corporate costs	(16)	(18)	(29)	(32)
General unallocated income (expense) (E)	2	(8)	5	(4)
Less: Equity in net earnings of affiliated companies, net of tax	(3)	(3)	(6)	(4)

Income from continuing operations before income taxes and equity in
net earnings of affiliated companies	36	76	77	131

Provision for income taxes (including tax certain items)	(16)	(23)	(35)	(39)

Equity in net earnings of affiliated companies, net of tax	3	3	6	4

Income from continuing operations	23	56	48	96

Income (loss) from discontinued operations, net of tax (F)	-	189	(1)	200

Net income	23	245	47	296

Net (loss) income attributable to noncontrolling interests, net of tax	(4)	5	-	10

Net income attributable to Cabot Corporation	$27	$240	$47	$286

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.42	$0.78	$0.75	$1.33

Discontinued operations (F)	-	2.92	(0.02)	3.08

Net income attributable to Cabot Corporation	$0.42	$3.70	$0.73	$4.41

Adjusted earnings per share

Adjusted EPS (G)	$0.63	$0.96	$1.29	$1.59

Weighted average common shares outstanding

Diluted	64.4	64.0	64.3	64.1

(A)

The Company acquired Norit N.V. on July 31, 2012, which became Cabot's Purification Solutions business. Accordingly, there are no results reported for Purification Solutions for the second quarter and first six months of fiscal 2012.

(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(F)	Amounts relate to the divesture of the Supermetals business.
(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2013	2012
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$85	$120
Accounts and notes receivable, net of reserve for doubtful accounts of $8 and $5	670	687
Inventories:
Raw materials	114	131
Work in process	4	5
Finished goods	397	351
Other	44	46
Total inventories	559	533
Prepaid expenses and other current assets	71	71
Notes receivable for sale of business	223	-
Deferred income taxes	38	32
Total current assets	1,646	1,443

Net property, plant and equipment	1,544	1,552

Goodwill	493	480
Equity affiliates	116	115
Intangible assets, net	316	330
Assets held for rent	51	46
Notes receivable for sale of business	-	242
Deferred income taxes	104	94
Other assets	92	97

Total assets	$4,362	$4,399

CABOT CORPORATION CONSOLIDATED STATEMENT OF FINANCIAL POSITION

	March 31,	September 30,
	2013	2012
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable	$324	$62
Accounts payable and accrued liabilities	501	606
Income taxes payable	26	59
Deferred income taxes	7	7
Current portion of long-term debt	187	185
Total current liabilities	1,045	919

Long-term debt	1,002	1,172
Deferred income taxes	56	55
Other liabilities	308	314

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	—	—
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 64,034,868 and 63,600,928 shares
Outstanding: 63,781,302 and 63,347,362 shares	64	64
Less cost of 253,565 and 253,565 shares of common treasury stock	(8)	(8)
Additional paid-in capital	27	20
Retained earnings	1,675	1,653
Deferred employee benefits	(5)	(8)
Accumulated other comprehensive income	76	92
Total Cabot Corporation stockholders' equity	1,829	1,813
Noncontrolling interests	122	126
Total equity	1,951	1,939
Total liabilities and equity	$4,362	$4,399

CABOT CORPORATION

	Fiscal 2012					Fiscal 2013
Dollars in millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Reinforcement Materials	489	534	517	479	2,019	475	459	-	-	934
Performance Materials	205	235	247	227	914	196	243	-	-	439
Specialty Carbons and Compounds	151	173	181	159	664	132	173	-	-	305
Fumed Metal Oxides	54	62	66	68	250	64	70	-	-	134
Advanced Technologies	39	57	57	57	210	38	41	-	-	79
Inkjet Colorants	15	15	18	18	66	16	12	-	-	28
Aerogel	4	5	3	6	18	5	3	-	-	8
Security Materials	2	3	2	2	9	1	2	-	-	3
Elastomer Composites	4	7	6	6	23	8	4	-	-	12
Specialty Fluids	14	27	28	25	94	8	20	-	-	28
Purification Solutions (A)	-	-	-	61	61	93	79	-	-	172
Segment Sales	733	826	821	824	3,204	802	822	-	-	1,624
Unallocated and other (B)	29	18	25	24	96	18	20	-	-	38
									-
Net sales and other operating revenues	$762	$844	$846	$848	$3,300	$820	$842	$-	$-	$1,662

Segment Earnings Before Interest and Taxes
Reinforcement Materials	55	72	59	41	227	50	41	-	-	91
Performance Materials	21	35	38	34	128	26	37	-	-	63
Advanced Technologies	5	16	12	16	49	7	8	-	-	15
Purification Solutions (A)	-	-	-	5	5	7	3	-	-	10
Total Segment Earnings Before Interest and Taxes (C)	81	123	109	96	409	90	89	-	-	179

Unallocated and Other
Interest expense	(10)	(9)	(11)	(16)	(46)	(16)	(16)	-	-	(32)
Certain items (D)	(5)	(9)	(7)	(30)	(51)	(20)	(20)	-	-	(40)
Unallocated corporate costs	(14)	(18)	(12)	(12)	(56)	(13)	(16)	-	-	(29)
General unallocated income (expense) (E)	4	(8)	3	1	-	3	2	-	-	5
Less: Equity in net earnings of affiliated companies, net of tax	(1)	(3)	(4)	(3)	(11)	(3)	(3)	-	-	(6)

Income from continuing operations before income taxes and
equity in net earnings of affiliated companies	55	76	78	36	245	41	36	-	-	77
					-
Provision for income taxes (including tax certain items)	(16)	(23)	(16)	-	(55)	(19)	(16)	-	-	(35)
Equity in net earnings of affiliated companies, net of tax	1	3	4	3	11	3	3	-	-	6
					-
Income from continuing operations	40	56	66	39	201	25	23	-	-	48
Income (loss) from discontinued operations, net of tax (F)	11	189	4	1	205	(1)	-	-	-	(1)

Net income	51	245	70	40	406	24	23	-	-	47

Net income (loss) attributable to noncontrolling interests, net of tax	5	5	4	4	18	4	(4)	-	-	-

Net income attributable to Cabot Corporation	$46	$240	$66	$36	$388	$20	$27	$-	$-	$47

Diluted earnings per share of common stock
attributable to Cabot Corporation

Continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83	$0.33	$0.42	$-	$-	$0.75
Discontinued operations (F)	0.16	2.92	0.06	0.02	3.16	(0.02)	-	-	-	(0.02)

Net income attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99	$0.31	$0.42	$-	$-	$0.73

Adjusted earnings per share

Adjusted EPS (G)	$0.63	$0.96	$1.00	$0.73	$3.32	$0.66	$0.63	$-	$-	$1.29

Weighted average common shares outstanding
Diluted	64.2	64.0	64.3	64.2	64.2	64.1	64.4	-	-	64.3

(A)	Purification Solutions includes two months of results in fiscal 2012 due to the acquisition of Norit N.V. by Cabot Corporation on July 31, 2012.
(B)	Unallocated and other reflects royalties paid by equity affiliates, other operating revenues, external shipping and handling fees, the impact of unearned revenue and the removal of 100% of the sales of an equity method affiliate.
(C)	Segment EBIT is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment EBIT includes equity in net earnings of affiliated companies, royalty income, and allocated corporate costs.
(D)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.
(E)	General unallocated income (expense) includes foreign currency transaction gains (losses), interest income, dividend income, the profit related to unearned revenue, and the impact of LIFO accounting.
(F)	Amounts relate to the divesture of the Supermetals business.
(G)	Adjusted EPS is a non-GAAP measure, and a reconciliation of Adjusted EPS to GAAP EPS is presented in the Certain Items and Reconciliation of Adjusted EPS and Operating Tax Rate table.

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS AND OPERATING TAX RATE

TABLE 1: DETAIL OF CERTAIN ITEMS
Periods ended March 31			Three Months		Six Months			Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)			Dollars in Millions					Per Share After Tax
			2013	2012	2013	2012		2013	2012	2013	2012
			$	$	$	$		per share(A)	per share(A)	per share(A)	per share(A)

Certain items before and after income taxes

Global restructuring activities			$(19)	$(9)	$(25)	$(12)		$(0.20)	$(0.14)	$(0.26)	$(0.18)

Acquisition related charges			(2)	—	(16)	—		(0.02)	—	(0.17)	—
Environmental and legal reserves			—	—	—	(2)		—	—	—	(0.02)
Foreign currency gain on revaluations			1	—	1	—		0.01		0.01
Certain items before tax			(20)	(9)	(40)	(14)		(0.21)	(0.14)	(0.42)	(0.20)

Tax impact of certain items			(1)	1	5	2
Certain items after tax			(21)	(8)	(35)	(12)		(0.21)	(0.14)	(0.42)	(0.20)

Tax-related certain items

Tax impact of certain foreign exchange losses			(5)	(3)	(12)	(3)		(0.08)	(0.05)	(0.19)	(0.05)

Discrete tax items			5	1	5	(1)		0.08	0.01	0.07	(0.01)

Total tax-related certain items			—	(2)	(7)	(4)		—	(0.04)	(0.12)	(0.06)

Total certain items after tax			(21)	(10)	(42)	(16)		(0.21)	(0.18)	(0.54)	(0.26)

Discontinued operations after income taxes (B)

CSM business divestiture after tax			—	189	(1)	200		—	2.92	(0.02)	3.08

Total discontinued operations after tax			$-	$189	$(1)	$200		$-	$2.92	(0.02)	$3.08

TABLE 2: CERTAIN ITEMS STATEMENT OF OPERATIONS LINE ITEM
Periods ended March 31			Three Months			Six Months
Dollars in millions, Pre-Tax (unaudited)			2013	2012		2013	2012

Statement of Operations Line Item (C)

Cost of sales			$(18)	$(9)		$(32)	$(12)

Selling and administrative expenses			(1)	—		(6)	(2)

Research and technical expenses			—	—		(1)	—
Other			(1)	—		(1)	—
Total certain items			$(20)	$(9)		$(40)	$(14)

TABLE 3: RECONCILIATION OF TAX CERTAIN ITEMS
Periods ended March 31			Three Months			Six Months
Dollars in millions (unaudited)			2013	2012		2013	2012

Reconciliation of Provision for income taxes, excluding
certain items, to Provision for income taxes

Provision for income taxes			$(16)	$(23)		$(35)	$(39)

Less: Tax impact of certain items			(1)	1		5	2

Less: Tax related certain items			—	(2)		(7)	(4)

Provision for income taxes, excluding certain items			$(15)	$(22)		$(33)	$(37)

TABLE 4: RECONCILIATION OF OPERATING TAX RATE
Periods ended March 31			Three Months			Six Months
Dollars in millions (unaudited)			2013	2012		2013	2012

Reconciliation of the effective tax rate to the
operating tax rate

Provision for income taxes			$(16)	$(23)		$(35)	$(39)

Effective tax rate			43%	30%		45%	30%

Impact of discrete tax items:
Unusual or infrequent items			(9%)	-%		(13%)	-%
Items related to uncertain tax positions			7%	1%		3%	(1%)
Other discrete tax items			2%	(3%)		-%	(2%)
Impact of certain items			(16%)	(2%)		(8%)	(1%)
Operating tax rate			27%	26%		27%	26%

TABLE 5: RECONCILIATION OF ADJUSTED EPS BY QUARTER FISCAL 2012 and FISCAL 2013
NON-GAAP MEASURE:
	Fiscal 2012(A)						Fiscal 2013(A)

Periods ended (unaudited)	Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2012 YTD		Dec. Q	Mar. Q	Jun. Q	Sept. Q	FY 2013 YTD
Reconciliation of Adjusted EPS to GAAP EPS
Net income per share attributable to Cabot Corporation	$0.71	$3.70	$1.02	$0.56	$5.99		$0.31	$0.42			$0.73
Less: Net income per share from discontinued operations(B)	0.16	2.92	0.06	0.02	3.16		(0.02)	-			(0.02)
Net income per share from continuing operations	$0.55	$0.78	$0.96	$0.54	$2.83		$0.33	$0.42			$0.75
Less: Certain items after tax	(0.08)	(0.18)	(0.04)	(0.19)	(0.49)		(0.33)	(0.21)			(0.54)
Adjusted earnings per share	$0.63	$0.96	$1.00	$0.73	$3.32		$0.66	$0.63			$1.29

(A)	Per share amounts are calculated after tax and, where applicable, noncontrolling interests, net of tax.
(B)	Amounts relate to the divesture of the Supermetals Business.
(C)	This table indicates the line items where certain items are recorded in the table titled Cabot Corporation Consolidated Statements of Operations.